UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 26, 2017

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
(Address of principal executive office) (Zip Code)
(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On May 26, 2017, Michael J. Hennigan, the President – Crude, NGL and Refined Products, of Energy Transfer Partners, L.L.C. (the “Company”), the general partner of Energy Transfer Partners GP, L.P., the general partner of Energy Transfer Partners, L.P. (the “Partnership”), notified the Partnership of his intention to resign effective June 16, 2017 to pursue other career interests.
In connection with Mr. Hennigan’s termination of employment, Mr. Hennigan and the Partnership intend to enter into a Separation Agreement and Full Release of Claims (the “Separation Agreement”). The Separation Agreement will become effective after execution and the expiration of a seven (7) day revocation period. The Separation Agreement provides for the following:

(i)
A severance payment to Mr. Hennigan of $637,500.00, less all required government payroll deductions and withholdings, which is an amount equal to twelve (12) months of Mr. Hennigan’s base salary. The severance payment shall be made over bi-weekly pay periods beginning with the pay period after the effective date of the Agreement;

(ii)
Payment by ETP of the full cost of Mr. Hennigan’s premium for continued health insurance coverage under ETP's health insurance plan and the Consolidated Omnibus Budget Reconciliation Act (COBRA) for a period of three (3) months;

(iii)
Acceleration of the vesting of 244,652 unvested restricted units (the “Accelerated Units”) awarded to Mr. Hennigan pursuant to the terms of the Energy Transfer Partners, L.L.C. Long-Term Incentive Plan, as amended and restated (formerly the Sunoco Partners LLC Long-Term Incentive Plan, as amended and restated) (the “Unit Plan”). The Accelerated Units represent consideration of Mr. Hennigan’s non-solicit/non-hire covenant in the Separation Agreement. As of May 26, 2017, Mr. Hennigan had a total of 415,261 unvested restricted units under the Unit Plan and other than the Accelerated Units, the remaining 170,609 shall be forfeited immediately upon his termination;

(iv)
A standard release of claims in favor of ETP, its parent entities, specifically including Energy Transfer Equity, L.P. and its and their respective past and present subsidiaries, affiliates, partners, directors, officers, owners, shareholders, employees, benefit plans, benefit plan fiduciaries, predecessors, joint employers, successor employers and agents;

(v)	A mutual non-disparagement provision;

(vi)	A confirmation of Mr. Hennigan’s confidentiality and proprietary information obligations; and

(vii)	A two (2) year non-solicitation/non-hire covenant in favor of ETP and its affiliates.
The foregoing summary of the Separation Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Separation Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
Item 8.01. Other Events.
On May 30, 2017, the Partnership issued a press release announcing Mr. Hennigan’s resignation. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of the Exhibit
10.1	Form of Separation Agreement.
99.1	Press release dated May 30, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P.,
its general partner

By:	Energy Transfer Partners, L.L.C.,
its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Chief Financial Officer
Dated: May 30, 2017

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
10.1*+	Form of Separation Agreement.
99.1*	Press release dated May 30, 2017.
_______________
* Filed herewith.
+ Denotes a management contract or compensatory plan or arrangement.